UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 14, 2014

VACCINOGEN, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-54997	14-1997223
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5300 Westview Drive, Suite 406, Frederick, MD	21703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 668-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2014, we issued a Sixth Amended and Restated Promissory Note with The Abell Foundation, Inc. dated January 1, 2014 in the aggregate principal amount of $1,331,217.39. The amended and restated note extends the maturity date until January 31, 2014. In addition, the amended and restated note provides that the note will be paid concurrently with the closing of each issuance or sale of additional shares of capital stock, or securities directly or indirectly convertible or exchangeable for capital stock (each an “Equity Issuance”) occurring after January 1, 2014 in an amount equal to (a) twenty percent (20%) of the first $1,122,926 of gross proceeds of such Equity Issuance(s), (b) twenty-five percent (25%) of the next $6,000,000 of gross proceeds of such Equity Issuance(s), and (c) one hundred percent (100%) of the net proceeds of all Equity Issuance(s) thereafter.

This description set forth above do not purport to be complete and is qualified in its entirety by reference to the amended and restated note and form of warrant attached hereto as Exhibits to this Current Report on Form 8-K, which is incorporated herein by reference.

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Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description

4.1	Sixth Amended and Restated Promissory Note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN INC.

(Registrant)

Date: January 21, 2014	By:	/s/ Michael G. Hanna, Jr., Ph.D.
Michael G. Hanna, Jr., Ph.D.
Chief Executive Officer

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